Exhibit 99.1

Investors and Shareholders:

Dennis Bencala

SiRF Technology Holdings, Inc.

(408) 392-8314

dbencala@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for

Second Quarter 2008

SiRF reports revenue of $63 million

SAN JOSE, Calif.– July 24, 2008/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its second quarter ended June 30, 2008.

Net revenue in the second quarter of 2008 was $63.1 million, a decrease of 10.6 percent from $70.6 million reported in the second quarter of 2007. Gross margin in the second quarter of 2008 was 21.0 percent, as compared to 53.9 percent in the second quarter of 2007.

Net loss for the second quarter of 2008 was $332.6 million or ($5.41) per diluted share, based on 61.5 million diluted weighted average shares outstanding. This includes $215.7 million of goodwill impairment, $42.9 million in acquisition-related intangibles impairment and $34.2 million of provision for income taxes (includes valuation allowance on deferred tax assets of $38.0 million), $11.8 million of impairment on a note receivable, $10.3 million in stock-based compensation expense, $6.2 million in amortization of acquisition-related intangible assets, and $0.1 million in restructuring charges in the second quarter of 2008. This compares with net income of $2.1 million, or $0.04 per diluted share, based on 56.5 million diluted weighted average shares outstanding in the second quarter of 2007.

Net revenue in the first six months of 2008 was $125.1 million, a decrease of 9.3 percent from $137.9 million in the first six months of 2007. Gross margin in the first six months of 2008 was 31.7 percent, as compared to 53.9 percent in the first six months of 2007.

Net loss for the first six months of 2008 was $360.6 million, or ($5.92) per diluted share, based on 60.9 million diluted weighted averages shares outstanding. This includes $215.7 million of goodwill impairment, $42.9 million in acquisition-related intangibles impairment and $38.0 million of provision for income taxes (includes valuation allowance on deferred tax assets of $38.0 million), $11.8 million of impairment on a note receivable, $19.2 million in stock-based compensation expense, $12.4 million in amortization of acquisition-related intangible assets, $0.6 million in restructuring charges and $0.3 million in acquisition-related contingent payments in the first six months of 2008. This compares with net income of $4.9 million, or $0.09 per diluted share, based on 56.4 million diluted weighted average shares outstanding in the first six months of 2007.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP gross profit, where applicable, excludes the effect of stock-based compensation expense and in acquisition related contingent payments, amortization and impairment of acquisition-related intangible assets. Non-GAAP gross profit for the second quarter of 2008 was $29.8 million or 47.2% of net revenue as compared to non-GAAP gross profit of $38.9 million or 55.0% of net revenue for the second quarter of 2007. Non-GAAP net income (loss), where applicable, excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets, expenses related to acquisition-related contingent payments, restructuring and asset impairment charges, impairment on note receivable, goodwill impairment charge, acquisition-related intangibles impairment and adjustments to normalize the income tax provision. Non-GAAP net loss for the second quarter of 2008 was $11.4 million, or ($0.19) per  diluted share, as compared to non-GAAP net income of $12.7 million, or $0.23 per diluted share for the second quarter of 2007. Non-GAAP net loss for the second quarter of 2008 excludes $10.3 million in stock-based compensation expense, $6.2 million in amortization of acquisition-related intangible assets, $0.1 million in restructuring charges, $11.8 million of impairment on note receivable, $215.7 million of goodwill impairment, $42.9 million in acquisition-related intangibles impairment and $34.2 million of provision for income taxes (includes valuation allowance on deferred tax assets of $38.0 million). Non-GAAP net income for the second quarter of 2007 excludes $8.8 million in stock-based compensation expense, $1.0 million in amortization of acquisition-related intangible assets $0.7 million of expenses related to acquisition-related contingent payments. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the second quarter of 2008 were 61.5 million, compared to 56.5 million for the second quarter of 2007. Refer to the itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis for the second quarter of 2008 and 2007 as follows.

Non-GAAP gross profit, where applicable, excludes the effect of stock-based compensation expense, amortization and impairment of acquisition-related intangible assets. Non-GAAP gross profit for the first six months of 2008 was $60.1 million or 48.0% of net revenue as compared to non-GAAP gross profit of $75.8 million or 55.0% of net revenue for the first six months of 2007. Non-GAAP net income (loss), where applicable, excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets, expenses related to acquisition-related contingent payments, restructuring and asset impairment charges, impairment on note receivable, goodwill impairment charge, acquisition-related intangibles impairment and adjustments to normalize the income tax provision. Non-GAAP net loss for the first six months of 2008 was $19.8 million, or ($0.32) per diluted share, as compared to non-GAAP net income of $24.7 million, or $0.44 per diluted share for the first six months of 2007. Non-GAAP net loss for the first six months of 2008 excludes $19.2 million in stock-based compensation expense, $12.4 million in amortization of acquisition-related intangible assets, $0.3 million of expenses related to acquisition-related contingent payments, $0.6 million of restructuring and asset impairment charges, $11.8 of impairment on note receivable, $215.7 million of goodwill impairment, $42.9 million on acquisition-related intangibles impairment and $38.0 million of provision for income taxes (includes valuation allowance on deferred tax assets of $38.0 million). Non-GAAP net income for the first six months of 2007 excludes $16.1 million in stock-based compensation expense, $2.1 million in amortization of acquisition-related intangible assets and $1.5 million of expenses related to acquisition-related contingent payments. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first six months of 2008 were 60.9 million, compared to 56.4 million for the first six months of 2007. Refer to the itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis for the first six months of 2008 and 2007 as follows.

Total cash, cash equivalents and short-term investments were $105.9 million at June 30, 2008, compared with $139.4 million at December 31, 2007. The Company had no long term investments at June 30, 2008 and December 31, 2007.

In response to the continued economic uncertainties and expected continuing demand weakness in the second half of 2008, the Company announced further reductions in force and reprioritizing of certain engineering projects. The reduction in force will result in reducing the Company’s headcount by approximately 7-9% by September 30, 2008. SiRF expects to incur a total pre-tax restructuring charge in the range of $0.5 million and $1.0 million related to the severance for terminated employees.

Q2’2008 Highlights and Business Outlook:

This was a challenging quarter for SiRF with weakness in demand from our OEM and ODM customers, especially in the PND space, and continued competitive pressures that impacted both our revenue and margins.

In this quarter we saw continued design win traction for our SiRFprima multifunction Location platform in the portable navigation space. We have delivered both WindowsCE and Linux based development platforms to our customers in multiple geographies.

Our first host based-single die SiRFstarIII product, GSD3tw, is starting to gain traction with design wins at key handset and PND customers. We started pre-production shipments of GSD3tw to our lead customer this quarter.

Location capabilities are gaining increasing traction in wireless handsets. One of our key wireless customers continued to expand its GPS-enabled handset presence with the launch of an innovative handset, as well as increased global operator penetration for their existing product lines. Two Tier I handset customers launched SiRFstarIII based handsets in US and China markets this quarter. Based on our existing SiRFstarIII and SoC product families, many of our customers started to ramp-up their newer PND products that were launched earlier this year.

While our newer products are showing good design win traction, we continue to be cautious in our outlook due to economic uncertainties and challenging competitive environments.

Quarterly conference call details:

SiRF will host a conference call on July 24, 2008, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its second quarter ended June 30, 2008 financial results.

This event is available through the SiRF Technology web site at www.sirf.com by clicking on the “Investors” link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available for twelve months.

The call can also be heard by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and entering the conference id: SIRF. A telephonic replay will also be available approximately 2 hours following the earnings call and will be available for two weeks. The telephone playback of the conference call can be accessed by dialing (800) 283-5758.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities such as Bluetooth, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

FORWARD-LOOKING STATEMENTS:

Except for purely historical information contained herein, the matters set forth in this press release, including but not limited to statements related to our business outlook and leadership position in the PND market, our product portfolio and design wins, the anticipated features and benefits of our products, including SiRFprima™ multifunction platform and our first host based-single die SiRFstarIII product, GSD3tw, customer response to these products, the perceived traction and growth of location capabilities in the wireless market, expansion and penetration by our customer’s product lines, the timing of the restructuring plan, effects of the restructuring plan and amount of related charges, the purposes and benefits to our management and investors of using non-GAAP measures and the recurrence of certain expenses in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, trends and uncertainties with respect to consumer demand, the macroeconomic environment and the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	June 30, 2008 (Unaudited)	December 31, 2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$85,011	$100,963
Marketable securities	20,913	38,446
Accounts receivable, net	31,344	37,060
Inventories	25,873	27,962
Current deferred tax assets	28	6,946
Prepaid expenses and other current assets	4,684	5,380

Total current assets	167,853	216,757
Property and equipment, net	14,187	13,147
Goodwill	—	215,752
Identified intangible assets, net	27,769	82,705
Long-term deferred tax assets	2,913	34,032
Other long-term assets	1,207	1,348
Note receivable	1,700	—

Total assets	$215,629	$563,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,736	$22,069
Accrued payroll and related benefits	7,950	12,590
Other accrued liabilities	11,445	6,145
Deferred margin on shipments to distributors	2,925	3,028
Deferred revenue	700	373
Advance contract billings	170	191
Rebates payable to customers	1,430	5,452
Capital lease obligations	—	129

Total current liabilities	37,356	49,977
Long-term deferred tax liabilities	170	169
Long-term income taxes payable	2,855	2,762
Long-term obligations	1,586	1,421

Total liabilities	41,967	54,329
Commitments and contingencies
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	573,806	548,895
Accumulated other comprehensive loss	(118)	(105)
Accumulated deficit	(400,032)	(39,384)

Total stockholders’ equity	173,662	509,412

Total liabilities and stockholders’ equity	$215,629	$563,741

(1)

The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2007 as presented in the Company’s December 31, 2007 Form 10-K.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Product revenue	$61,367	$68,966	$121,295	$134,764
License royalty revenue	1,770	1,635	3,818	3,101

Net revenue	63,137	70,601	125,113	137,865
Cost of revenue:
Cost of product revenue (includes stock-based compensation expense of $392 and $313 for the three months ended June 30, 2008 and 2007, respectively, and $609 and $539 for the six months ended June 30, 2008 and 2007, respectively)	33,735	32,055	65,633	62,575
Amortization of acquisition-related intangible assets (1)	3,695	470	7,402	940
Acquisition-related intangible asset impairment	12,472	—	12,472	—

Gross profit	13,235	38,076	39,606	74,350
Operating expenses:
Research and development (includes stock-based compensation expense of $5,911 and $4,940 for the three months ended June 30, 2008 and 2007, respectively, and $10,719 and $9,303 for the six months ended June 30, 2008 and 2007, respectively)	28,876	22,838	55,757	44,005
Sales and marketing (includes stock-based compensation expense of $1,991 and $1,613 for the three months ended June 30, 2008 and 2007, respectively, and $3,362 and $2,617 for the six months ended June 30, 2008 and 2007, respectively)	6,934	6,373	14,359	12,500
General and administrative (includes stock-based compensation expense of $2,015 and $1,944 for the three months ended June 30, 2008 and 2007, respectively, and $4,495 and $3,679 for the six months ended June 30, 2008 and 2007, respectively)	14,482	8,416	29,572	14,901
Amortization of acquisition-related intangible assets (1)	2,489	570	4,978	1,183
Restructuring and asset impairment charges	91	—	564	—
Goodwill impairment	215,717	—	215,717	—
Acquisition-related intangible asset impairment	30,407	—	30,407	—

Total operating expenses	298,996	38,197	351,354	72,589
Operating (loss) income	(285,761)	(121)	(311,748)	1,761
Other income, net	688	2,376	1,700	4,346
Note receivable impairment	(11,800)	—	(11,800)	—

Net (loss) income before provision for income taxes	(296,873)	2,255	(321,848)	6,107
Provision for income taxes	35,690	118	38,800	1,166

Net (loss) income	$(332,563)	$2,137	$(360,648)	$4,941

Net (loss) income per share:
Basic	$(5.41)	$0.04	$(5.92)	$0.09

Diluted	$(5.41)	$0.04	$(5.92)	$0.09

Weighted average number of shares used in per share calculations:
Basic	61,508	52,816	60,927	52,497

Diluted	61,508	56,461	60,927	56,391

(1)

Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

			Three Months Ended June 30,		Six Months Ended June 30,
			2008	2007	2008	2007
Net revenue:			$63,137	$70,601	$125,113	$137,865
Gross profit:
GAAP gross profit			$13,235	$38,076	$39,606	$74,350
Stock-based compensation expense	(A	)	392	313	609	539
Amortization of acquisition-related intangible assets (1)	(B	)	3,695	470	7,402	940
Acquisition-related intangible asset impairment	(G	)	12,472	—	12,472	—

Non-GAAP gross profit			$29,794	$38,859	$60,089	$75,829

Non-GAAP gross margin			47.2%	55.0%	48.0%	55.0%
Operating expenses:
GAAP operating expenses			$298,996	$38,197	$351,354	$72,589
Stock-based compensation expense	(A	)	(9,917)	(8,497)	(18,576)	(15,599)
Amortization of acquisition-related intangible assets (1)	(B	)	(2,489)	(570)	(4,978)	(1,183)
Acquisition-related contingent payments	(C	)	(26)	(730)	(340)	(1,480)
Restructuring and asset impairment charges	(D	)	(91)	—	(564)	—
Goodwill impairment	(F	)	(215,717)	—	(215,717)	—
Acquisition-related intangible asset impairment	(G	)	(30,407)	—	(30,407)	—

Non-GAAP operating expenses			$40,349	$28,400	$80,772	$54,327

Operating (loss) income:
GAAP operating (loss) income			$(285,761)	$(121)	$(311,748)	$1,761
Stock-based compensation expense	(A	)	10,309	8,810	19,185	16,138
Amortization of acquisition-related intangible assets (1)	(B	)	6,184	1,040	12,380	2,123
Acquisition-related contingent payments	(C	)	26	730	340	1,480
Restructuring and asset impairment charges	(D	)	91	—	564	—
Impairment on note receivable	(E	)	11,800	—	11,800	—
Goodwill impairment	(F	)	215,717	—	215,717	—
Acquisition-related intangible asset impairment	(G	)	42,879	—	42,879	—

Non-GAAP operating (loss) income			$1,245	$10,459	$(8,883)	$21,502

Net (loss) income:
GAAP net (loss) income			$(332,563)	$2,137	$(360,648)	$4,941
Stock-based compensation expense	(A	)	10,309	8,810	19,185	16,138
Amortization of acquisition-related intangible assets (1)	(B	)	6,184	1,040	12,380	2,123
Acquisition-related contingent payments	(C	)	26	730	340	1,480
Restructuring and asset impairment charges	(D	)	91	—	564	—
Note receivable impairment	(E	)	11,800	—	11,800	—
Goodwill impairment	(F	)	215,717	—	215,717	—
Acquisition-related intangible asset impairment	(G	)	42,879	—	42,879	—
Provision for income taxes	(H	)	34,162	—	37,986	—

Non-GAAP net (loss) income			$(11,395)	$12,717	$(19,797)	$24,682

Diluted net (loss) income per share:
GAAP diluted net (loss) income per share			$(5.41)	$0.04	$(5.92)	$0.09

Non-GAAP diluted net (loss) income per share			$(0.19)	$0.23	$(0.32)	$0.44

Shares used to compute diluted net (loss) income per share:
GAAP			61,508	56,461	60,927	56,391

Non-GAAP			61,508	56,461	60,927	56,391

(1)

Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of gross profit, operating income, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes stock-based compensation expense, amortization of acquisition-related intangibles assets, expenses related to acquisition-related contingent payments, restructuring and asset impairment charges, impairment on note receivable, goodwill impairment, deferred tax asset impairment, acquisition-related intangibles impairment and adjustments to normalize the income tax provision, and the non-GAAP measures, which exclude these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

(A)	Stock-based compensation expense: Our operating expenses include stock-based compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense in our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

(B)	Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net loss because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(C)	Acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net loss because these costs are associated with the acquisition of companies that would not have otherwise been incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations.

(D)	Restructuring and impairment charges: SiRF has incurred charges associated with the restructuring plan that was adopted in March 2008 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our Non-GAAP net loss. These non-GAAP adjustments are intended to reflect restructuring costs and are not directly associated with our continuing operations.

(E)	Impairment on note receivable: SiRF has incurred charges for impairment on a note receivable that otherwise would not have been incurred as a result of the carrying value exceeding the fair value. SiRF has excluded the effects of these charges from our Non-GAAP net loss. These non-GAAP adjustments are intended to reflect one-time impairment charges and are not directly associated with our continuing operations.

(F)	Goodwill impairment: SiRF has incurred charges for goodwill impairment as a result of the carrying value exceeding the implied fair value and that otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. These non-GAAP adjustments are intended to reflect one-time impairment charges and are not directly associated with our continuing operations.

(G)	Acquisition-related intangibles impairment: SiRF has incurred charges for acquisition-related intangibles impairment as a result of the carrying value exceeding the fair value and that otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. These non-GAAP adjustments are intended to reflect one-time impairment charges and are not directly associated with our continuing operations.

(H)	Provision for income taxes: SiRF has recorded valuation allowances against deferred tax assets because it is more likely than not that the deferred tax assets will not be realized and otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. These Non-GAAP adjustments are intended to normalize the tax effects for the reporting periods.